Exhibit 3.357
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CAMELOT LANDFILL TX, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “Camelot Landfill TX, LP”
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Camelot Landfill TX, LP as of April 24, 1998.

Allied Waste Landfill Holdings, Inc.,
a Delaware corporation,
General Parmer

By	/s/ Donald W. Slager Donald W. Slager, President